For the fiscal period ended 6/30/05
File number 811-5186

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  American Skandia Trust AST Goldman Sachs
High Yield Portfolio

1.   Name of Issuer:
	Chiquita Brands International, Inc.

2.   Date of Purchase
	6/23/05

3.   Number of Securities Purchased
	11,250

4.   Dollar Amount of Purchase
	$1,125,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Morgan Stanley
Wachovia Securities
Goldman, Sachs & Co.
ABN Amro Incorporated
BB&T Capital Markets
Rabo Securities USA, Inc.